Exhibit 99.1

ACCENDRA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 7, 2025, Accendra Health, Inc., formerly known as Owens & Minor, Inc., a Virginia corporation (“our”, “we”, or the “Company”), entered into an Equity Purchase Agreement, (the “Purchase Agreement”) by and among the Company, Dominion Healthcare Acquisition Corporation, a Delaware corporation (the “Purchaser”), and Dominion Healthcare Holdings, L.P., a Delaware limited partnership (“Purchaser Parent”). Pursuant to the Purchase Agreement, upon the terms and subject to the conditions thereof, the Company (i) sold the “Products & Healthcare Services” business (P&HS) of the Company), for an aggregate of $375 million in cash, subject to certain adjustments for cash, indebtedness, net working capital and transaction expenses (the “Sale”) and (ii) contributed, assigned, transferred and delivered to Purchaser Parent, the Rollover Company Securities in exchange for the Rollover Units (each as defined in the Purchase Agreement) in Purchaser Parent (the “Rollover”, and together with the Sale and the other transactions contemplated by the Purchase Agreement, collectively, the “Transactions”). Pursuant to the terms of the limited partnership agreement of Purchaser Parent, the Rollover Company Securities are non-voting, passive interests which entitle the Company to receive (1) 50% of any distributions made by Purchaser Parent after Purchaser Parent has made aggregate distributions of $310 million, until such time as the Company receives $200 million of distributions, and (2) 5% of any distributions made by Purchaser Parent in excess of the priority returns described above. On December 31, 2025 (the “Closing Date”), the Company completed the Transactions.

On the Closing Date, we entered into an Amended & Restated Receivables Purchase Agreement (the “Amended & Restated Receivables Purchase Agreement”) with persons from time to time party thereto, as Purchasers, PNC Bank, National Association (“PNC”), as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent, pursuant to which accounts receivable with an aggregate outstanding amount not to exceed $150 million are sold, on a limited-recourse basis, to the Purchasers in exchange for cash (the “Receivables Sale Program”). The Receivables Sale Program amends and restates in its entirety, the Receivables Purchase Agreement, dated as of October 18, 2024.

The Company will account for transactions under the Receivables Sale Program as sales in accordance with ASC 860, Transfers and Servicing, with the sold receivables removed from our consolidated balance sheets. Under the Receivables Sale Program, the Company provides certain servicing and collection actions on behalf of the Purchaser; however, the Company does not maintain any beneficial interest in the accounts receivable sold. The Receivables Sale Program has a Scheduled Termination Date of October 18, 2027.

On the Closing Date we had sold $94 million of eligible accounts receivable and used $66 million of proceeds from the Transactions to remove an intercompany payable of $160 million related to the P&HS accounts receivable sold under the Receivables Sale Program.

In connection with the sale of the P&HS business we anticipate using the proceeds to repay the $280 million current portion of the Company’s long-term debt.

The Transactions are considered a significant disposition for purposes of Item 2.01. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Such unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial information. In addition, the P&HS segment was classified as discontinued operations and assets held for sale as of September 30, 2025.

The unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2024, 2023 and 2022 give effect to the

Transactions as if they had occurred on January 1, 2022. The P&HS segment was classified as a component of discontinued operations within the Company’s historical condensed consolidated statement of operations for the nine months ended September 30, 2025, and as a result a pro forma transaction accounting adjustment to reflect discontinued operations treatment was not needed to present pro forma continuing operations for the nine months ended September 30, 2025 and we have not included an unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2025. The unaudited pro forma condensed consolidated balance sheet at September 30, 2025 gives effect to the Transactions as if they had occurred on September 30, 2025.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Transactions been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial position of the Company following the Transactions. The pro forma financial statements are based upon available information and certain assumptions that management believes are reasonable.

The unaudited pro forma condensed consolidated financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;
●	the historical audited consolidated financial statements of the Company for the year ended December 31, 2024, included in our Annual Report on Form 10-K;
●	the unaudited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025; and
●	The risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any updates to those risks or new risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

ACCENDRA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(dollars in thousands, except per share data)	As Reported	Sale of P&HS	Transaction Adjustments	Note Reference	Pro Forma Condensed Consolidated	Note Reference
Net revenue	$10,700,883	$(8,020,771)	$-		$2,680,112
Cost of goods sold	8,481,728	(7,081,996)	-		1,399,732
Gross profit	2,219,155	(938,775)	-		1,280,380
Distribution, selling and administrative expenses	1,909,791	(835,046)	-		1,074,745
Goodwill impairment charge	307,112	-	-		307,112
Acquisition-related and intangible amortization	86,543	(24,695)	-		61,848
Exit and realignment charges, net	110,162	(63,356)	-		46,806
Other operating expense, net	13,316	(5,717)	4,764	3(a)	12,363
Operating (loss) income	(207,769)	(9,961)	(4,764)		(222,494)
Interest expense, net	143,804	(36,238)	16,554	3(b)	124,120
Loss on extinguishment of debt	1,101	-	-		1,101
Other expense, net	4,683	(1,195)	-		3,488
Loss before income taxes	(357,357)	27,472	(21,318)		(351,203)
Income tax provision (benefit)	5,329	15,521	(5,543)	3(c)	15,307
Net loss	$(362,686)	$11,951	$(15,775)		$(366,510)
Net loss per common share:
Basic	$(4.73)				$(4.78)	3(d)
Diluted	$(4.73)				$(4.78)	3(d)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

ACCENDRA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(dollars in thousands, except per share data)	As Reported	Sale of P&HS	Transaction Adjustments	Note Reference	Pro Forma Condensed Consolidated	Note Reference
Net revenue	$10,333,967	$(7,781,395)	$-		$2,552,572
Cost of goods sold	8,208,806	(6,873,254)	-		1,335,552
Gross profit	2,125,161	(908,141)	-		1,217,020
Distribution, selling and administrative expenses	1,813,559	(812,672)	-		1,000,887
Acquisition-related and intangible amortization	101,037	(26,240)	-		74,797
Exit and realignment charges, net	99,127	(91,791)	-		7,336
Other operating expense, net	6,930	(6,161)	5,466	3(a)	6,235
Operating income (loss)	104,508	28,723	(5,466)		127,765
Interest expense, net	157,915	(41,146)	21,994	3(b)	138,763
Gain on extinguishment of debt	(3,518)	-	-		(3,518)
Other expense, net	4,837	(122)	-		4,715
Loss before income taxes	(54,726)	69,991	(27,460)		(12,195)
Income tax benefit	(13,425)	19,785	(7,140)	3(c)	(780)
Net loss	$(41,301)	$50,206	$(20,320)		$(11,415)
Net loss per common share:
Basic	$(0.54)				$(0.15)	3(d)
Diluted	$(0.54)				$(0.15)	3(d)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

ACCENDRA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(dollars in thousands, except per share data)	As Reported	Sale of P&HS	Transaction Adjustments	Note Reference	Pro Forma Condensed Consolidated	Note Reference
Net revenue	$9,955,475	$(7,898,397)	$-		$2,057,078
Cost of goods sold	8,129,124	(7,018,203)	-		1,110,921
Gross profit	1,826,351	(880,194)	-		946,157
Distribution, selling and administrative expenses	1,554,821	(759,669)	-		795,152
Acquisition-related and intangible amortization	126,972	(27,579)	-		99,393
Exit and realignment charges, net	6,897	(5,520)	-		1,377
Other operating expense, net	(5,252)	5,510	2,550	3(a)	2,808
Operating income	142,913	(92,936)	(2,550)		47,427
Interest expense, net	128,891	(33,767)	17,342	3(b)	112,466
Loss on extinguishment of debt	-	-	3,380	3(e)	3,380
Other expense (income), net	3,131	897	-		4,028
Income (loss) before income taxes	10,891	(60,066)	(23,272)		(72,447)
Income tax (benefit) provision	(11,498)	(1,128)	(6,051)	3(c)	(18,677)
Net income (loss)	$22,389	$(58,938)	$(17,221)		$(53,770)
Net income (loss) per common share:
Basic	$0.30				$(0.72)	3(d)
Diluted	$0.29				$(0.72)	3(d)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

ACCENDRA HEALTH, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AT SEPTEMBER 30, 2025

(in thousands, except per share data)	As Reported	Sale of P&HS (4a)	Amendment of the Receivables Sale Program (4b)	Repayment of Current Portion of Long-Term Debt (4c)	Pro Forma Condensed Consolidated
Assets
Current assets
Cash and cash equivalents	$32,837	$342,351	$(66,400)	$(280,000)	$28,788
Accounts receivable, net	202,731	—	(93,600)	—	109,131
Inventories	63,847	—	—	—	63,847
Other current assets	68,129	—	—	—	68,129
Current assets held for sale - discontinued operations	1,764,129	(1,764,129)	—	—	—
Total current assets	2,131,673	(1,421,778)	(160,000)	(280,000)	269,895
Patient service equipment and other fixed assets, net	259,729				259,729
Operating lease assets	119,093	—	—	—	119,093
Goodwill	1,228,140	—	—	—	1,228,140
Intangible assets, net	165,694	—	—	—	165,694
Other assets, net	131,897	19,737	—	—	151,634
Total assets	$4,036,226	$(1,402,041)	$(160,000)	$(280,000)	$2,194,185
Liabilities and equity
Current liabilities
Accounts payable	$339,728	$—	$—	$—	$339,728
Accrued payroll and related liabilities	45,231	—	—	—	45,231
Current portion of long-term debt	280,000	—	—	(280,000)	—
Other current liabilities	455,203	—	(160,000)	—	295,203
Current liabilities held for sale - discontinued operations	1,345,805	(1,345,805)	—	—	—
Total current liabilities	2,465,967	(1,345,805)	(160,000)	(280,000)	680,162
Long-term debt, excluding current portion	1,835,261	—	—	—	1,835,261
Operating lease liabilities, excluding current portion	81,352	—	—	—	81,352
Other liabilities	83,153	—	—	—	83,153
Total liabilities	4,465,733	(1,345,805)	(160,000)	(280,000)	2,679,928
Commitments and contingencies
Equity
Common stock, par value $2 per share; authorized - 200,000 shares; issued and outstanding - 77,299 shares	154,598	—	—	—	154,598
Paid-in capital	468,469	—	—	—	468,469
(Accumulated deficit) retained earnings	(1,022,161)	(85,356)	—	—	(1,107,517)
Accumulated other comprehensive loss	(30,413)	29,120	—	—	(1,293)
Total (deficit) equity	(429,507)	(56,236)	—	—	(485,743)
Total liabilities and equity	$4,036,226	$(1,402,041)	$(160,000)	$(280,000)	$2,194,185

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of the Transaction and Basis of Presentation

Description of the Transaction

On October 7, 2025, the Company entered into the Purchase Agreement to sell the Products & Healthcare Services (P&HS) business, for an aggregate of $375 million in cash, subject to certain adjustments for cash, indebtedness, net working capital and transaction expenses. On December 31, 2025, the Company completed the Transactions.

On December 31, 2025 the Receivables Sale Program was amended to replace the P&HS segment accounts receivable with other eligible accounts receivable. On the Closing Date we had sold $94 million of eligible accounts receivable and used $66 million of proceeds from the Transactions to remove an intercompany payable of $160 million related to the P&HS accounts receivable sold under the Receivables Sale Program.

In connection with the sale of P&HS we anticipate using the proceeds to repay the $280 million current portion of long-term debt.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical consolidated financial statements as adjusted to give effect to the Transactions. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2024, 2023 and 2022 give effect to the Transactions as if they had occurred on January 1, 2022. The P&HS segment was classified as a component of discontinued operations within the Company’s historical condensed consolidated statement of operations for the nine months ended September 30, 2025 and as a result a pro forma transaction accounting adjustment to reflect discontinued operations treatment was not needed to present pro forma continuing operations for the nine months ended September 30, 2025. The unaudited pro forma condensed consolidated balance sheet at September 30, 2025 gives effect to the Transactions as if they had occurred on September 30, 2025.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the consolidated results.

2.	Pro Forma Adjustments

The preliminary purchase price is based on a purchase price of $375 million in cash, subject to certain adjustments for cash, indebtedness, net working capital and transaction expense. The final purchase price will be determined subsequent to the closing of the Transactions to reflect adjustments in accordance with the Purchase Agreement, including final net working capital adjustments. The adjustments reflecting the sale of P&HS were prepared in accordance with discontinued operations guidance set forth in ASC 205, Presentation of Financial Statements (ASC 205). These amounts are considered preliminary and as such, actual amounts could differ from these estimates.

3. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations
(a)
Other operating expense, net

As described above, the Receivables Sale Program was amended as of December 31, 2025. We have included a pro forma adjustment for losses on the sale of receivables assuming $94 million in eligible receivables have been sold in each year presented. This is recorded within the other operating expense, net line.
(b)	Interest expense, net

Reflects the $280 million current portion of long-term debt anticipated to be repaid following the completion of the Transactions. To give effect of the Transactions occurring January 1, 2022 we have adjusted for the interest of the debt to be repaid. We have allocated interest expense, net to discontinued operations as a ratio of net assets and total debt as of the period the unaudited pro forma condensed consolidated balance sheet is presented in accordance with ASC 205, which differs from the adjustment as shown below.

	Years Ended December 31,
(dollars in thousands, except per share data)	2024	2023	2022
Interest expense, net - disposal of P&HS allocation	$36,238	$41,146	$33,767
Interest expense, net - adjusted for debt to be repaid	(19,684)	(19,152)	(16,425)
Transaction adjustment	$16,554	$21,994	$17,342

(c)	Tax adjustment

The statutory tax rate was applied, as appropriate, to the unaudited pro forma condensed consolidated statement of operations as an adjustment based on the jurisdiction in which the adjustment was expected to occur.

The adjustment reflects the impact on the unaudited pro forma condensed consolidated statement of operations from the pro forma adjustment utilizing the marginal tax rate of 26%.

Although not reflected in the unaudited pro forma condensed consolidated financial statements, the effective tax rate could be significantly different depending on activities, such as geographical mix of taxable income affecting state taxes, among other factors.

(d)	Earnings per share

Net loss attributable to common shareholders (basic and diluted) is adjusted in the unaudited pro forma consolidated condensed statement of operations for the years ended December 31, 2024, 2023 and 2022 to reflect the pro forma adjustments discussed above.

(e)	Loss on extinguishment of debt

Reflects the write-off of debt issuance costs, in connection with the repayment of $280 million in debt.

4.	Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet
	(a)	Sale of P&HS

The preliminary purchase price is based on a purchase price of $375 million in cash, subject to certain adjustments for cash, indebtedness, net working capital and transaction expense. The final purchase price will be determined subsequent to the closing of the Transactions to reflect adjustments in accordance with the Purchase Agreement, including final net working capital adjustments. The preliminary purchase price includes certain adjustments based on the balance sheet at the closing of the Transactions which differs from the unaudited pro forma condensed consolidated balance sheet presented as of September 30, 2025. The pro forma adjustments include the removal of the assets and liabilities held for sale associated with the discontinued operations and the removal of accumulated other comprehensive loss associated with P&HS as of the period presented. In addition to the cash proceeds, we will retain a 5% equity interest as described in the Purchase Agreement. The fair value of this interest has been added to other assets, net.

(b)	Amendment of the Receivables Sale Program

As described above, we have amended the Receivables Sale Program to allow for additional eligible receivables to be sold. At the time of the amendment we sold $94 million of eligible receivables and removed the $160 million intercompany payable related to the P&HS accounts receivable sold under the Receivables Sale Program.

(c)	Repayment of current portion of long-term debt

As described above, we anticipate using the proceeds of the Transactions to repay the current portion of long-term debt of $280 million.